UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 10, 2007



                        RAMCO-GERSHENSON PROPERTIES TRUST
                        ---------------------------------
             (Exact name of registrant as specified in its Charter)



          Maryland                   1-10093                 13-6908486
----------------------------         -------                 ----------
(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)             File Number)           Identification No.)


31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan   48334
-----------------------------------------------------------------   -----
           (Address of principal executive offices)               (Zip Code)

   Registrant's telephone number, including area code      (248) 350-9900
                                                     --------------------------


                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.


         Effective July 10, 2007, Ramco-Gershenson Properties Trust (the "Trust") established a Change in Control Policy for the benefit of the Trust's chief executive officer, chief financial officer, any executive vice president and any senior vice president (the "Covered Officers"). As of the date hereof, the Covered Officers correspond to all of the Trust's executive officers: Dennis
E. Gershenson, Richard J. Smith, Frederick A. Zantello, Thomas W. Litzler, Catherine J. Clark and Michael J. Sullivan. The Change in Control Policy provides for payment of specified amounts to the Covered Officers if such person's employment with the Trust or any subsidiary is terminated in specified circumstances following a "change in control."

         The Change in Control Policy contains a double trigger. First, such Covered Officer's employment must be terminated (a) by the Trust other than for "cause" or upon such person's death or permanent disability or (b) by the Covered Officer for "good reason". Secondly, such termination must occur within one year following a change of control; provided, however, if a Covered Officer's employment or status as officer with the Trust or any subsidiary is terminated within six months prior to the date on which a change in control occurs and such termination was not for cause or voluntary by such Covered Officer, then the change of control date will be the date immediately prior to the date of such termination (i.e. satisfying the second prong).

         If the two-part test is satisfied, the Covered Officer will receive the following amounts no later than the 30th day following the date of termination: the product of (x) for the chief executive officer, 2.99, for the chief financial officer, 2.5, for an executive vice president, 2.0, and for a senior vice president, 1.0, and (y) the base amount under the Internal Revenue Code of 1986, as amended ("Code"). If the applicable Code provisions are repealed, the base amount will be replaced by the average of the Covered Officer's annual compensation for both complete and partial calendar years during the five calendar years preceding the calendar year in which the termination occurs (to the extent the person was so employed). The Change in Control Policy does not contain a tax gross-up benefit. The amount received under the Change in Control Policy will be reduced to the extent a Covered Officer receives other severance or separation payments from the Trust (excluding the acceleration of vesting of any options, shares or rights under any incentive plans of the Trust).

         The Change in Control Policy is effective until one year following the termination of such policy by the Compensation Committee of the Board of Trustees.

         The foregoing description is qualified in its entirety by the Change in Control Policy attached as Exhibit 10.1 hereto, which is hereby incorporated by reference.

Item 9.01       Financial Statements and Exhibits

(d)    Exhibits.

       Exhibit      Description
       -------      -----------

         10.1 Change in Control Policy, dated July 10, 2007, between Ramco-Gershenson Properties Trust and the specified officers of the Trust.



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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              RAMCO-GERSHENSON PROPERTIES TRUST


Date:  July 13, 2007                          By: /s/ Richard J. Smith
                                                  --------------------
                                                  Richard J. Smith
                                                  Chief Financial Officer







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


                                  EXHIBIT INDEX

Exhibit         Description
-------         -----------

 10.1 Change in Control Policy, dated July 10, 2007, between Ramco-Gershenson Properties Trust and the specified officers of the Trust.






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